SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  01/31/2007
FILE NUMBER: 811-5686
SERIES NO.:  11

72DD.   1.    Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                             10,615
        2.    Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                                              1,106
              Class C                                                982
              Class R                                                151
              Investor Class                                         428
              Institutional Class                                    327

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
        1.    Dividends from net investment income
              Class A                                             0.3043
        2.    Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                             0.1708
              Class C                                             0.1705
              Class R                                             0.2600
              Investor Class                                      0.3052
              Institutional Class                                 0.3875

74U.    1.   Number of shares outstanding (000's Omitted)
             Class A                                              39,748
        2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                               6,897
             Class C                                               6,225
             Class R                                                 960
             Investor Class                                        1,636
             Institutional Class                                   1,117


74V.    1.   Net asset value per share (to nearest cent)
             Class A                                               36.37
        2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                               36.50
             Class C                                               36.41
             Class R                                               36.39
             Investor Class                                        36.34
             Institutional Class                                   36.37